ROCK OF AGES CORPORATION

560 GRANITEVILLE ROAD

GRANITEVILLE, VERMONT 05654

July 9, 2010

To our Shareholders:

                You are cordially invited to attend the 2010 Annual Meeting of Shareholders of Rock of Ages Corporation, to be held at our Visitors Center, located adjacent to the Rock of Ages Craftsman Center and main office at 558 Graniteville Road, Graniteville, Vermont 05654, on Thursday, August 12, 2010 at 10:30 a.m., local time.

                We encourage you to read the enclosed Notice of Annual Meeting and proxy statement carefully, as well as the enclosed 2009 Annual Report.  Additionally, the Proxy Statement and Annual Report to Shareholders can be found online at www.rockofages.com.

                Our annual meeting serves as a good opportunity for you to learn more about Rock of Ages and talk informally with many of our people. We will provide informal tours of our quarry and manufacturing operations to shareholders who request them.

                We hope to see you at the annual meeting.  It is important that your shares be represented at the annual meeting regardless of whether you are able to attend personally.  Therefore, please sign, date and promptly return the enclosed proxy card(s) in the prepaid mailing envelope, or vote by proxy by telephone or through the Internet using the procedures set forth in the accompanying proxy statement and proxy card. If you attend the annual meeting, you may vote in person if you wish, even if you previously submitted a proxy.

                I look forward to seeing you on August 12th.

                                                                                       Sincerely,

                                                                                      Donald M. Labonte

                                                                                      President and Chief Executive Officer

ROCK OF AGES CORPORATION

560 Graniteville Road

Graniteville, Vermont 05654

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

August 12, 2010

To the Shareholders of

Rock of Ages Corporation:

                Notice is hereby given that the 2010 Annual Meeting of the Shareholders of Rock of Ages Corporation will be held at the Rock of Ages Visitors Center, 558 Graniteville Road, Graniteville, Vermont 05654, on Thursday, August 12, 2010 at 10:30 a.m., local time, for the following purposes:

1.

To elect two Class I directors whose terms will expire at the annual meeting of shareholders in 2011; two Class II directors whose terms will expire at the annual meeting of shareholders in 2012; and two Class III directors whose terms will expire at the annual meeting of shareholders in 2013, and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the 2010 fiscal year;

3.	To transact any other business that may properly come before the annual meeting or any adjournment(s) thereof.

The close of business on June 4, 2010 has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting, whether in person or by proxy.

                                                                                                By Order of the Board of Directors

                                                                                                Richard C. Kimball

                                                                                                Secretary

                Your vote is important.  Please sign, date and return the accompanying proxy card(s) in the enclosed envelope, or otherwise vote by proxy in accordance with the voting instructions set forth in the accompanying proxy statement and proxy card(s).  Please note that separate proxy cards have been provided for Class A Common Stock and Class B Common Stock.  If you are a holder of both classes of stock, please sign, date and return both proxy cards or otherwise vote by proxy in accordance with the voting instructions set forth in the accompanying proxy statement and proxy card(s), so that all of your shares are voted.  If you attend the annual meeting, you may vote in person whether or not you have sent in your proxy card(s).

ROCK OF AGES CORPORATION

PROXY STATEMENT

General

                We are furnishing this proxy statement in connection with the solicitation, by and on behalf of the Board of Directors of Rock of Ages Corporation, a Vermont corporation (the "Company"), of proxies to be voted at the Company's 2010 Annual Meeting of Shareholders, and at any adjournment(s) thereof.  The annual meeting will be held at the Rock of Ages Visitors Center, 558 Graniteville Road, Graniteville, Vermont, on Thursday, August 12, 2010 at 10:30 a.m., local time. The principal offices of the Company are located at 560 Graniteville Road, Graniteville, Vermont 05654.

                This proxy statement, the accompanying proxy card(s) and the Company's 2009 Annual Report are first being mailed to shareholders on or about July 10, 2010.

Record Date, Voting Securities, Quorum and Vote Required

                Only holders of record of the Class A Common Stock, of the Company (the "Class A Common Stock"), and Class B Common Stock, of the Company (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"), at the close of business on June 4, 2010, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting.  On the record date, the Company had outstanding (i) 4,812,342 shares of Class A Common Stock, each of which is entitled to one vote, or a total of 4,812,342 votes, and (ii) 2,603,721 shares of Class B Common Stock, each of which is entitled to ten votes, or a total of 26,037,210 votes. Accordingly, at the close of business on the record date, 7,416,063 shares of Common Stock were outstanding, representing a total of 30,849,552 votes.

                The presence at the annual meeting, in person or by proxy, of the holders of a majority of the total voting power of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business.  Shares held as of the record date by holders who are present or represented by proxy at the annual meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the annual meeting will be counted as present for the purposes of establishing a quorum.  If a quorum is present at the meeting, the directors will be elected by a plurality of the votes cast either in person or by proxy at the annual meeting (Proposal No. 1). Under our By-Laws, ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the 2010 fiscal year (Proposal No. 2), will require the affirmative vote of the holders of Common Stock representing a majority of the voting power of the shares of Common Stock present or represented by proxy at the meeting.

Shares represented by proxies that are marked "WITHHELD" with regard to any or all of the nominees for election as a director (Proposal No. 1) will be excluded entirely from the vote on such nominee(s) and thus will have no effect on the outcome of the vote. Shares represented by proxies which are marked "ABSTAIN" will have the effect of a negative vote with regard to the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2010 (Proposal No. 2).

                A broker "non-vote" occurs with respect to shares as to a proposal when a broker who holds shares of record in his name is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given.  Brokers holding your shares in their name will be permitted to vote those shares with respect to the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2010 (Proposal No. 2) without instruction from you, and, accordingly, broker non-votes will not occur with respect to Proposal No. 2.  However, brokers holding your shares in their name will not be permitted to vote those shares with respect to the election of directors (Proposal No. 1) without instruction from you, and, accordingly, broker non-votes will occur with respect to Proposal No. 1 unless instruction is given.

Voting

Voting Your Proxy

                You may vote in person at the annual meeting or by proxy.  We recommend you vote by proxy even if you plan to attend the meeting.  You can always change your vote at the meeting.

                If you sign and return your proxy cards(s) to us in time for it to be voted at the annual meeting, one of the individuals named as your proxy will vote your shares as you have directed on the proxy card(s).  If you sign and timely return your proxy card(s) but no indication is given as to how to vote your shares as to one or all of the proposals to be voted on at the annual meeting, your shares will be voted FOR any proposal as to which you have given no indication as to how to vote.

                The Board of Directors knows of no matters, other than Proposal Nos. 1 and 2 as set forth in the accompanying Notice of Annual Meeting of Shareholders, and we have not received notice of any such other matter as required by our By-Laws, in order to be presented at the annual meeting.  If any other matter is properly presented at the annual meeting upon which a vote may properly be taken, shares represented by duly executed and timely returned proxy cards will be voted on any such matter in accordance with the judgment of the named proxies.

How to Vote by Proxy

                You may vote by proxy by completing, signing, dating and returning your proxy card(s) in the enclosed envelope.  If your shares are held in "street name" through a broker, you should provide written instructions to your broker on how to vote your shares.  As noted above, if you do not provide your broker with instructions on how to vote your shares, it is possible that your shares will not be voted in the same manner that you would have voted if you had provided instructions. To ensure that your broker receives your instructions, you should promptly complete, sign and send to your broker in the envelope enclosed with this proxy statement the voting instruction form which is also enclosed.

                You may also vote by proxy through the Internet at www.voteproxy.com (by following the on-screen instructions) or by telephone by calling toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and following the instructions.  You should have your proxy card(s) available when you access the web page or call.  You may also wish to check the voting form used by the firm that holds your shares to see if it offers telephone or Internet voting.

Changing Your Vote or Revoking Your Proxy

                You may change your vote or revoke your proxy at any time before the proxy is exercised.  If you submitted your proxy card(s) by mail, you must (i) file with the Secretary of the Company or other designee of the Company, at or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy you previously submitted or (ii) duly execute a later dated proxy relating to the same shares and deliver it to the Secretary of the Company or other designee before the taking of the vote at the annual meeting.  If you voted by proxy electronically through the Internet or by telephone as described above, you may simply vote again at a later date using the same procedures, in which case the later submitted proxy will be recorded and the earlier vote revoked.  Attendance at the annual meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary of the Company before the proxy is exercised or you vote by written ballot at the annual meeting.  If you hold your shares through a broker, bank or other nominee in "street name," you will need to contact them or follow the instructions in the voting instruction form used by the firm that holds your shares to revoke your proxy.

Voting in Person

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting.  However, if your shares are held in the name of your broker, bank or other nominee, you must obtain from your nominee and bring to the annual meeting a "legal proxy" authorizing you to vote your "street name" shares held as of the record date.  Directions to the annual meeting can be found by going to www.rockofages.com.

Proxy Solicitation and Expenses

All expenses of this solicitation will be borne by the Company, including the cost of preparing and mailing this proxy statement and the reimbursement of brokerage firms, banks and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of the Company's stock. In addition to solicitation by mail, certain directors, officers and regular employees of the Company, who will not receive additional compensation for solicitation, may solicit Proxies by telephone, overnight delivery service, facsimile or otherwise.

Delivery of Proxy Materials and Annual Report to Households

                Applicable rules of the Securities and Exchange Commission permit companies and brokers, banks or other intermediaries to deliver a single copy of an annual report and proxy statement to households at which two or more beneficial owners reside. This method of delivery, which eliminates duplicate mailings, is known as "householding." Beneficial owners sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only a single copy of the Company's 2009 Annual Report and this proxy statement. If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

                Beneficial owners who reside at a shared address at which a single copy of the Company's 2009 Annual Report and this proxy statement is delivered may obtain a separate copy of the Company's 2009 Annual Report and/or this proxy statement without charge by sending a written request to Rock of Ages Corporation, 560 Graniteville Road, Graniteville, Vermont 05654, Attention:  Investor Relations, or by calling the Company at (800) 875-7353.  The Company will promptly deliver a copy of its 2009 Annual Report and/or this proxy statement upon request.

                Not all brokers, banks or other intermediaries offer beneficial owners the opportunity to participate in householding.  If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your broker, banker or other intermediary directly.  Alternatively, if you want to revoke your consent to householding and receive separate annual reports and proxy statements for each beneficial owner sharing your address, you must contact your broker, bank or other intermediary to revoke your consent.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

                As previously disclosed, on December 7, 2009, the Company reincorporated in the State of Vermont.  Our Vermont Articles of Incorporation (the "Vermont Articles") provide for an initial board of seven directors, consisting of James L. Fox, Richard C. Kimball, Donald M. Labonte, Pamela G. Sheiffer, Kurt M. Swenson, Charles M. Waite, and Frederick E. Webster, Jr.  The Vermont Articles further provide that at the annual shareholders' meeting, which has been set for August 12, 2010 (the "2010 Annual Meeting"), the initial Board of Directors will be divided into three classes (Classes I, II, and III), each class consisting, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 2010 Annual Meeting, the Class I directors will stand for election for a term that expires at the next annual shareholders' meeting after such election; the Class II directors will stand for election for a term that expires at the second annual shareholders' meeting after such election; and the Class III directors will stand for election for a term that expires at the third annual shareholders' meeting after such election. At each succeeding annual shareholders' meeting, successors to the class of directors whose term expires at that annual meeting will stand for election for three-year terms.

                As previously disclosed, Mr. Waite will retire as a board member at the 2010 Annual Meeting and has declined to stand for reelection.  The following slate of directors were recommended by our Corporate Governance and Nominating Committee, and nominated by the Board of Directors for election at the 2010 annual meeting; Kurt M. Swenson and Frederick E. Webster, Jr. as Class I directors whose terms will expire at the annual meeting of shareholders in 2011; Pamela G. Sheiffer and Donald M. Labonte as Class II directors whose terms will expire at the annual meeting of shareholders in 2012; and Richard C. Kimball and James L. Fox as Class III directors whose terms will expire at the annual meeting of shareholders in 2013, and until their respective successors are duly elected and qualified.  After the 2010 Annual Meeting, there will be one vacancy on the Board of Directors, and it is presently contemplated that the vacancy will not be filled and the board size will be reduced to six members.

                THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTORS.  UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE PERSONS NAMED THEREIN WILL VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

                Shareholders may not cumulate their votes in the election of directors.  Shareholders entitled to vote for the election of directors may withhold authority to vote for any or all of the nominees for directors.  If any nominee becomes unavailable for any reason, then the shares represented by a duly executed and timely returned proxy will be voted FOR the other listed nominees and for such other nominee as may be designated by the Board of Directors as replacement for the nominee who became unavailable.  Discretionary authority to do so is included in the proxies.  Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

                The following table sets forth the names, ages and, if applicable, position with the Company, of the persons who have been nominated for election as directors at the annual meeting.

NAME	AGE	TITLE

Nominees for Class I Directors

(Terms Expiring at the 2011 Annual Meeting)

Kurt M. Swenson	65	Chairman of the Board

Frederick E. Webster Jr. (1)	72	Director

Nominees for Class II Directors (Terms Expiring at 2012 Annual Meeting)

Pamela G. Sheiffer (2)	64	Director

Donald M. Labonte	48	Director, President and Chief Executive Officer

Nominees for Class III Directors (Terms Expiring at 2013 Annual Meeting)

Richard C. Kimball (3)	69	Director and Vice Chairman

James L. Fox (4)	58	Director

(1)	Member of the Audit, Corporate Governance and Nominating and the Compensation Committees.

(2)	Member of the Compensation and the Corporate Governance and Nominating Committees.

(3)	Member of the Audit and the Corporate Governance and Nominating Committees.

(4)	Member of the Audit and Compensation Committees.

Certain additional information concerning the directors and nominees for director is set forth below.  Other than Swenson Granite Company LLC ("Swenson LLC"), which could be considered an affiliate of the Company, and Rock of Ages Canada, Inc., a wholly-owned subsidiary of the Company, none of the corporations or organizations referred to below with which a director or nominee for director has been employed or otherwise associated is a parent, subsidiary or other affiliate of the Company.

Directors and Nominees for Election

James L. Fox, age 58, has been a director of the Company since October 1997. Since January 2007, he has been President and Chief Executive Officer, and from October 2005 to December 2006, he was Executive Vice President and Chief Operating Officer of FundQuest, Inc., a global provider of turnkey, open architecture wealth management programs and services for financial institutions and advisors. From September 2003 to October 2005, he was Executive Vice President and Chief Financial Officer of The BISYS Group, Inc. He was President of Fund Services Division of The BISYS Group, Inc. from April 2003 to September 2003. From August 2001 to April 2003, he was President and Chief Executive Officer of govOne Solutions, L.P., an electronic government payment service. From June 2000 to August 2001, he was Vice President-Corporate Development and Chief Financial Officer of Gomez, Inc., a research and consulting firm specializing in Internet quality measurement. Prior to joining Gomez, Mr. Fox had been Vice Chairman of PFPC Inc., a division of the PNC Financial Services Group, Inc. from December 1999 to June 2000. Before joining PFPC, Inc., Mr. Fox had an eleven year career with the Investor Services Group of First Data Corporation, a provider of processing and mutual fund and retirement services for mutual fund complexes, banks, insurance companies and advisory firms, including serving as President and Chief Executive Officer (1999) and Chief Operating Officer (1997-1999). Mr. Fox has also been a director of Pegasus Solutions, Inc., a global provider of third-party marketing and reservation services to the travel industry, since June 2006. Mr. Fox's current term as a director of the Company expires at the Company's 2010 Annual Meeting.

Mr. Fox brings extensive executive management experience in both public and private companies, including knowledge and experience in managing financial and accounting matters and working with independent outside accounting firms in his capacity as Chief Financial Officer and Chief Executive Officer in a number of large companies.

Richard C. Kimball, age 69, has been a director of the Company since 1986, and Vice Chairman since 1993. From 1993 to January 2001, he was Chief Operating Officer - Memorials Division of the Company and from January 2001 to December 2004, he was Chief Strategic and Marketing Officer. Prior to joining the Company, Mr. Kimball served as a director, principal and President of The Bigelow Company, Inc., a strategic planning and investment banking firm from 1972 until 1993. Mr. Kimball retired as an employee of the Company on December 31, 2004 and served as a consultant to the Company during 2005 and 2006. He returned to The Bigelow Company, Inc. in 2006, where he presently serves as a Senior Advisor. Mr. Kimball's current term as a director expires at the Company's 2010 Annual Meeting.

Mr. Kimball has extensive experience in investment banking and strategic consulting for many different businesses and provides the Board with valuable expertise and insight in evaluating the Company's strategic business development.  He is also a former executive officer of the Company and as such provides institutional and industry knowledge.

                        Donald Labonte, age 48, has been a director of the Company since 2008. He has been President and Chief Executive Officer since July 2008 and was Chief Operating Officer from February 2008 to June 2008.  He was President and Chief Operating Officer/Quarry Division from December 2007 to February 2008, and President and Chief Operating Officer/Manufacturing Division from August 2002 to February 2008.  Mr. Labonte has been President of Rock of Ages Canada, Inc., a wholly owned subsidiary of the Company, since 1999. From January 2002 to July 2002, he was Vice President of the Manufacturing Division of the Company. From 1998 to 1999, he was Vice President/General Manager of Rock of Ages Canada, Inc. From 1993 to 1998, Mr. Labonte was Director of Operations of Rock of Ages Canada, Inc. From 1980 to 1993, Mr. Labonte held various positions in the manufacturing plant at Rock of Ages Canada, Inc. Mr. Labonte's current term expires at the Company's 2010 Annual Meeting.

Mr. Labonte is one of the most experienced, knowledgeable and effective executives in the granite industry, and he provides unique and necessary perspective on the Company's current operations and strategic focus, as well as extensive industry knowledge.

Pamela G. Sheiffer, age 64, has been a director of the Company since June 2004. Since 1997, she has been President of P. Joyce Associates, Inc., a consulting firm specializing in retail and apparel sectors, and providing services to the investment community. Prior to that, Ms. Sheiffer held various senior management positions in the retail and apparel industry including Senior Vice President of May Department Stores. She has been a director of New York & Company (NYSE: NWY), a specialty retailer of fashion oriented, moderately priced women's apparel, since August 2006, and a Trustee of the American Management Association since June 2007. She is currently Vice Chairman of Learning Lenders, New York City's largest educational nonprofit with over 12,000 volunteers in New York City schools. Ms. Sheiffer's current term as a director expires at the Company's 2010 Annual Meeting.

Ms. Sheiffer has extensive executive management experience with companies engaged in the design and retail sales of products (included branded products) marketed primarily to women.  Since the large majority of granite memorials sold in North America are purchased by women, Ms. Sheiffer brings a unique and helpful perspective to the sales and marketing programs for our branded memorials.

Kurt M. Swenson, age 65, has been Chairman of the Board of Directors of the Company since 1984. From 1984 to June 30, 2008 he was President and Chief Executive Officer of the Company. Prior to the Company's initial public offering in 1997, Mr. Swenson had been the Chief Executive Officer and a director of Swenson Granite Company, Inc. from 1974 to September of 1997. Mr. Swenson currently serves as non-executive Chairman of the Board of Swenson Granite Company LLC, a Delaware limited liability company engaged in the granite curb and landscaping business. Swenson Granite Company LLC may be deemed an affiliate of the Company. He is also a director of the National Building Granite Quarries Association, an industry association of United States-based dimension granite quarriers. Mr. Swenson's current term as a director expires at the Company's 2010 Annual Meeting.

Mr. Swenson has over 36 years of experience in the granite industry.  He provides extensive industry knowledge and contacts, and as a former executive officer, also provides institutional continuity and Company knowledge to the Board.

Frederick E. Webster Jr., Ph.D., age 72, has been a director of the Company since October 1997. He was Professor of Management at the Amos Tuck School of Business Administration of Dartmouth College from 1965 until 2002, and is now the Charles Henry Jones Professor of Management Emeritus. He is also a management consultant and lecturer, and is the Jon Underwood Distinguished Research Fellow in Marketing at the Eller College of Management, University of Arizona. Mr. Webster's current term as a director expires at the Company's 2010 Annual Meeting.

Mr. Webster is nationally recognized as an expert in marketing. In addition to his academic accomplishment, he has served as a consultant to a wide number of companies.  Mr. Webster brings to the Board expertise in marketing branded products, managing channel conflicts, marketing through exclusive territories, pricing policy and implementing customer-driven initiatives.

Executive Officers Who Are Not Directors

                Set forth below is certain information concerning non-director employees who are executive officers of the Company.  Each executive officer serves for a term of one year (and until his or her successor is chosen and qualified) at the discretion of the board. There are no family relationships between any of the Company's directors and executive officers.  Except for Rock of Ages Canada, Inc., none of the corporations or organizations referred to below with which an executive officer has been employed or otherwise associated is a parent, subsidiary or other affiliate of the Company.

Paul H. Hutchins, age 54, has been Vice President/Administration of the Company since October 2004.  From September 1993 to October 2004, he was Manager of Administration.  Mr. Hutchins has held numerous other positions during his 28 year career at Rock of Ages, including Director of Information Services (June 1989 - September 1993), Production Manager (Rock of Ages Canada, Inc., October 1987 - June 1989), Purchasing and Transportation Manager (June 1984 - October 1987) and Staff Engineer (December 1981 - June 1984).

Laura A. Plude, age 52, has been Vice President and CFO of the Company since August 2007.  She served briefly as Vice President/Finance from July 2007 to August 2007.  Ms. Plude was Director of Finance of the Company from August 2004 to July 2007. She was a staff accountant at the Company from August 1999 to August 2004. Prior to joining the Company, Ms. Plude was a self-employed CPA.

CORPORATE GOVERNANCE

Director Independence

                The Board of Directors has determined that each of our directors, other than Mr. Swenson and Mr. Labonte, are independent under the listing standards of The Nasdaq Stock Market LLC.  Mr. Swenson served as our Chief Executive Officer until June 2008 and currently serves as Chairman in a non-executive capacity. Therefore, the Board of Directors determined that Mr. Swenson is not independent under the listing standards of the Nasdaq Stock Market LLC. In addition, Donald Labonte was elected as a Class II director at the 2008 annual meeting and currently serves as director and President and Chief Executive Officer. Therefore, he is not considered independent under the listing standards of the Nasdaq Stock Market, LLC.  In making its independence determinations, the Board of Directors reviewed transactions and relationships, if any, between the director or any member of his or her immediate family and us or one or more of our subsidiaries or affiliates based on information provided by the director, Company records and publicly available information.

Board Meetings and Committees.  Annual Meeting Attendance

                The Board of Directors met five times and acted by unanimous written consent seven times in 2009.  Each director attended 100% of the total number of meetings of the Board and the committees on which he or she served during 2009, except for Donald Labonte who missed one Board meeting. Directors are encouraged but not required to attend the annual meeting of the Company's shareholders.  All of our directors attended the 2009 Annual Meeting of Shareholders.

                The Board of Directors currently has three standing committees:  the Compensation Committee, the Corporate Governance and Nominating Committee, and the Audit Committee.  The functions of these committees and the number of meetings held during 2009 are described below.

Compensation Committee

                The members of the Compensation Committee are Pamela G. Sheiffer (Chair), James L. Fox, and Frederick E. Webster Jr.  The Compensation Committee has a charter, a current copy of which is available on our website at www.rockofages.com. Such charter does not provide for the delegation by the Compensation Committee of its authority.

The principal function of the Compensation Committee is to oversee the remuneration arrangements (including benefits) for the executive officers of the Company. The Compensation Committee has also administered and made grants of stock-based awards under the Company's 2005 Stock Plan (the "2005 Plan").  The Compensation Committee met twice as a committee during 2009.

Corporate Governance and Nominating Committee

The members of the Corporate Governance and Nominating Committee are Frederick E. Webster Jr. (Chairman), Pamela G. Sheiffer and Richard C. Kimball.  The Corporate Governance and Nominating Committee has a charter, a current copy of which is available on our website at www.rockofages.com.

The key functions of the Corporate Governance and Nominating Committee are:  identifying and recommending to the Board of Directors individuals qualified to serve as directors of the Company and on committees of the board; advising the board with respect to board composition, procedures and committees; developing and recommending to the board a set of corporate governance guidelines applicable to the Company and corporate governance matters generally; and overseeing the evaluation of the board and its committees.  The Corporate Governance and Nominating Committee met once as a committee during 2009.

Among the qualifications that the Corporate Governance and Nominating Committee will consider in selecting director candidates are experience, skills, expertise, relevant industry background and knowledge, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest, material relationships with the Company and independence from management of the Company.  While the Corporate Governance and Nominating Committee has not formally adopted any specific, minimum qualifications that it believes must be met by a Committee-recommended nominee, or any specific qualities or skills that it believes are necessary for one or more of the Company's directors to possess, the Committee will require that the nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board's oversight of the business and affairs of the Company, and that the nominee have a record and reputation for honest and ethical conduct in both his or her professional and personal activities.

                The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders.  In considering candidates submitted by shareholders, the Committee will take into consideration the needs of the Board of Directors and the qualifications of the proposed candidate.  To have a candidate considered by the Corporate Governance and Nominating Committee, a shareholder must submit the recommendation in writing and must include the following information:

  The name and address of the shareholder and evidence of the person's ownership of Company stock, including the number of shares owned and the length of time of ownership; and

  The name, age, business and residence address of the proposed candidate, the proposed candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as a director if selected by the Corporate Governance and Nominating Committee and nominated by the Board of Directors.

In order for a proposed candidate recommended by a shareholder as described above to be considered by the Corporate Governance and Nominating Committee and nominated by the board for election at an annual meeting of shareholders, the shareholder recommendation and information described above must be sent by certified or registered mail, return receipt requested, to the attention of the Secretary at Rock of Ages Corporation, 560 Graniteville Road, Graniteville, Vermont 05654 and must be received by the Secretary not less than 120 days prior to the anniversary date of the Company's preceding annual meeting of shareholders.

While the Corporate Governance and Nominating Committee has not adopted any formal process for identifying and evaluating potential nominees for director, the identification process includes asking current directors and executive officers to notify the Committee if they become aware of persons meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the board; for example, retirement as a senior executive of a company or other organization or exiting government or military service.  The Corporate Governance and Nominating Committee also may, from time to time, engage firms that specialize in identifying director candidates, although it has not done so to date.  As described above, the Committee will also consider candidates recommended by shareholders.

                Once a person has been identified by the Corporate Governance and Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further.  If the Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee will contact the person.  If the person expresses a willingness to be considered and to serve on the board, the Committee will request information from the candidate, review the person's accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and will conduct one or more interviews with the candidate.  In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The Committee would normally not alter its evaluation process based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board of Directors may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The members of the Audit Committee are James L. Fox (Chairman), Richard C. Kimball, and Frederick E. Webster Jr.  The Board of Directors has determined that James L. Fox is an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K under the Exchange Act, and each of the committee members is independent under Rule 10A-3(b)(1) under the Exchange Act and as independence is defined for audit committee members in the listing standards of The NASDAQ Stock Market LLC.  The Audit Committee operates under, and has the responsibilities set forth in, the Amended and Restated Audit Committee Charter adopted by the Board of Directors in June, 2010 and attached hereto as Appendix A.

The principal function of the Audit Committee is to endeavor to assure the integrity and adequacy of financial statements issued by the Company.  The Audit Committee met six times during 2009. The report of the Audit Committee in respect of fiscal year 2009 is included in this proxy statement at page 22.

Shareholder Communication With The Board Of Directors

The Board of Directors has established a process to receive communications from shareholders by mail.  Shareholders who wish to communicate with the Board of Directors or a particular director or group of directors may send a letter to the Secretary of the Company at 560 Graniteville Road, Graniteville, Vermont 05654.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors or members of a board committee by either name or title.

All communications received as set forth in the preceding paragraph will be forwarded to and opened by the Secretary for the sole purpose of determining whether the contents contain a message or other communication to one or more of our directors.  Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee.  In the case of communications to the board or any individual director or group or committee of directors, the Secretary will make sufficient copies of the contents to send to such director or each director who is a member of the group or committee to which the envelope is addressed.

NON-EMPLOYEE DIRECTOR COMPENSATION

During the 2009 fiscal year, directors who were not also officers of the Company were paid annual directors' retainers at the rate of $30,000, except for the Chairman, Mr. Swenson who is paid at an annual rate of $50,000.  Audit Committee members were paid an additional annual retainer fee of $1,500 and members of other committees were paid additional annual retainers of $1,000.  The outside director's retainers and committee retainers are paid in quarterly installments.

                For the 2010 fiscal year, directors who are not also employees of the Company will be paid annual directors' retainers of $30,000 and $50,000 for the Chairman.  Audit Committee members will be paid an additional annual retainer fee of $1,500 and members of other committees will be paid additional annual retainers of $1,000 for each committee.  Directors are also eligible for grants under the 2005 Stock Plan.  We reimburse our non-employee directors for travel and lodging expenses that they incur in connection with their attendance of directors' meetings and shareholder meetings.

                As previously disclosed, on May 6, 2010, the Board of Directors received an unsolicited proposal from Swenson Granite Company LLC to purchase all outstanding shares of common stock, including shares underlying vested options, of the Company for a purchase price of $4.38 per share in cash (the "Swenson Proposal").  Upon receiving the Swenson proposal, the Board of Directors formed a special committee of independent directors (the "Special Committee"), consisting of Mr. Fox as Chairman, Ms. Sheiffer, and Mr. Webster.  The Special Committee has retained financial advisors and legal counsel, and has been empowered to evaluate the Swenson Proposal and determine how to proceed in the best interests of the Company's shareholders.  In light of their additional duties as members of the Special Committee, the Chairman received a fee for his service on the committee consisting of a lump sum payment of $50,000, and each of the other members of the Special Committee received a fee consisting of a lump sum payment of $35,000.

Actual Fiscal 2009 Non-Employee Director Compensation

                The following table shows the compensation paid to our non-employee directors for the 2009 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
James L. Fox	32,500	-	-	-	-	-	32,500
Richard C. Kimball	32,500	-	-	-	-	-	32,500
Pamela G. Sheiffer	32,000	-	-	-	-	-	32,000
Kurt M. Swenson	50,000	-	-	-	-	-	50,000
Charles M. Waite	32,500	-	-	-	-	-	32,500
Frederick E. Webster, Jr.	32,000	-	-	-	-	-	32,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                The following table sets forth, as of June 4, 2010 certain information with respect to the beneficial ownership of the Common Stock by (i) each director, (ii) each Named Executive Officer (as defined below), (iii) each beneficial owner of more than 5% of either class of the outstanding Common Stock known to the Company, and (iv) all directors and executive officers of the Company as a group.  This information is based upon information received from or on behalf of the individuals or entities named below, except as otherwise noted.  The Class B Common Stock is convertible on a share‑for‑share basis into Class A Common Stock.  The Class B Common Stock is entitled to ten votes per share and the Class A Common Stock is entitled to one vote per share.  Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission.  Except as indicated in the footnotes below, the Company believes, based on the information furnished or otherwise available to it, that the person and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.  The calculation of beneficial ownership is based upon 4,812,342 shares of Class A Common Stock and 2,603,721 shares of Class B Common Stock outstanding as of April 28, 2009.

                In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of such person, shares of Class A Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of June 4, 2010 were deemed to be outstanding, and shares of Class B Common Stock owned by such person were deemed to be converted into Class A Common Stock.  Such shares were not deemed to be outstanding, however, for the purpose of computing the percentage ownership of any other person.

NAME AND ADDRESS OF BENEFICIAL OWNER (1)	SHARES OF CLASS B COMMON STOCK BENEFICIALLY OWNED		SHARES OF CLASS A COMMON STOCK BENEFICIALLY OWNED

	NUMBER	PERCENT OF CLASS	NUMBER (2)	PERCENT OF CLASS (2)

North Star Investment Management Corp. (3) 20 North Wacker Drive, Suite 1416 Chicago, IL 60606	-	-	739,551	15.4%

Kuby Gottlieb Special Value Fund, LP(4) 20 North Wacker Drive, Suite1416 Chicago, IL 60606	-	-	423,986	8.8%

Dimensional Fund Advisors, Inc (5) 1299 Ocean Avenue Santa Monica, CA 90401	-	-	312,531	6.5%

Kevin C. Swenson (6) 47 Straws Point Road Rye, NH 03870	1,023,489	39.3%	1,023,489	17.5%

Robert Pope 46 Grand View Farm Road Barre, VT 05641-8335	144,875	5.3%	159,875	3.2%

Kurt M. Swenson (7) **	1,005,000	38.6%	1,135,000	19.5%
Richard C. Kimball **	29,126	1.1%	72,126	1.5%
Charles M. Waite **	29,126	1.1%	45,000	*
James L. Fox**	-	-	5,000	*
Frederick E. Webster Jr.**	-	-	5,000	*
Donald Labonte (8)**	-	-	35,000	*
Pamela G. Sheiffer**	-	-	5,000	*
Paul H. Hutchins(9)**	-	-	29,200	*
Laura A. Plude (10)**	-	-	15,000	*
All directors and executive officers as a group (9 persons)	1,063,252	38.8%	1,346,326	22.9%

**      Named Executive Officer and/or Director

*        Less than 1%

(1)           The business address of each director and executive officer of the Company is c/o Rock of Ages Corporation, 560 Graniteville Road, Graniteville, Vermont 05654.

(2)           For each beneficial owner (and directors and executive officers as a group), (i) the number of shares of Class A Common Stock listed includes (or is comprised solely of) the number of Class A shares owned outright or under outstanding vested options and a number of shares equal to the number of shares of Class B Common Stock, if any, listed as beneficially owned by such beneficial owner(s) and (ii) the percentage of Class A Common Stock listed assumes the conversion on April 28, 2009 of all shares of Class B Common Stock, if any, listed as beneficially owned by such beneficial owner(s) into Class A Common Stock and also that no other shares of Class B Common Stock beneficially owned by others are so converted.

(3)           According to a Form 4 dated April 30, 2010, Northstar Investment Management Corp., in its capacity as an investment advisor or manager, may be deemed to be the beneficial owner of the listed shares that are held of record by certain investment companies, trusts or other accounts it advises or manages.

(4)           According to a Schedule 13G dated January 8, 2009, Kuby Gottleib Special Value Fund, LP, in its capacity as an investment advisor or manager, may be deemed to be the beneficial owner of the listed shares that are held of record by certain investment companies, trusts or other accounts it advises or manages.

(5)           According to a Schedule 13G dated February 8, 2010, Dimensional Fund Advisors, Inc., in its capacity as an investment advisor or manager, may be deemed to be the beneficial owner of the listed shares that are held of record by certain investment companies, trusts or other accounts it advises or manages.

 (6)          Kevin C. Swenson is the brother of Kurt M. Swenson.

(7)           Kurt M. Swenson is the brother of Kevin C. Swenson. Includes 1,005,000 shares of Class B Common Stock and 130,000 shares of Class A Common Stock held by the Kurt M. Swenson Revocable Trust of 2000. Kurt M. Swenson, as the sole trustee of the Kurt M. Swenson Revocable Trust of 2000, beneficially owns such shares.

(8)           Includes 32,000 shares of Class A Common Stock subject to currently exercisable stock options.

(9)           Includes 17,000 shares of Class A Common Stock subject to currently exercisable options.

(10)         Includes 12,000 shares of Class A Common Stock subject to currently exercisable options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                Section 16(a) of the Securities Exchange Act of 1934 requires directors, certain officers and beneficial owners of more than 10% of our Common Stock to file with the Securities and Exchange Commission reports of initial beneficial ownership and changes in beneficial ownership of our Common Stock.  Based solely upon a review of reports filed during or in respect of the fiscal year ended December 31, 2009 pursuant to Section 16(a) of the Exchange Act, and/or written representations by our directors and such officers, if applicable, the Company believes that during 2009 such persons made all required filings, except that Mr. Hutchins and Ms. Plude filed on a timely basis a Form 5 (Annual Statement of Changes In Beneficial Ownership) reporting the grant on February 19, 2009 of 5,000 and 10,000 options, respectively, to purchase shares of Class A Common Stock. The grants should have been reported on Form 4, but such reports were not timely filed due to inadvertent clerical error.

SUMMARY COMPENSATION TABLE

                The following table sets forth compensation information concerning the compensation of our Chief Executive Officer and our other two most highly compensated executive officers who served in such capacities during the year ended December 31, 2009 (the "Named Executive Officers").

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (1)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Donald Labonte, President/CEO	2009 2008	$238,950 (2) $253,800 (2)	- $40,000 (3)	- -	- $7,947	$19,238 -	- -	$31,575 (4) $33,537 (5)	$289,763 $335,284

Paul H. Hutchins, Vice President Administration	2009 2008	$125,004 $125,004	- $10,000 (7)	- -	$3,350 $467	$9,375 -	- -	$5,608 (6) $1,385 (6)	$143,337 $136,856

Laura A. Plude, CFO / Vice President Finance	2009 2008	$100.841 $100,008	- $10,000 (7)	- -	$ 6,700 $14,550	$7,563 -	- -	$4,678 (6) $1,750 (6)	$119,782 $126,308

(1)       Incentive payments under the 2009 Annual Incentive Plan were accrued in 2009 but paid in 2010.

(2)       For 2009 and 2008, Mr. Labonte was paid an annual base salary of $270,000 CDN.  For the purposes of this table, to calculate his 2009 and 2008 annual base salary in U.S. dollars, we used a currency conversion rate of $.885 and $.94 U.S. to $1.00 CDN, respectively which represents the average of the exchange rates as of each month during fiscal 2009 and 2008, as published in the Wall Street Journal.

(3)       Discretionary bonus of $40,000 ($42,554 CDN) paid in 2009 for 2008 performance. To calculate the amounts paid in U.S. dollars, we used a currency conversion rate of $.94 U.S. to $1.00 CDN, which represents the average of the exchange rates as of the end of each month during fiscal 2008, as published in the Wall Street Journal.

(4)       Includes $19,470 ($22,000 CDN) paid by the Company to Mr. Labonte's self-directed retirement account under the Retirement Plan for Salaried Employees of Rock of Ages Canada, Inc. and $788 ($890 CDN) paid for a life insurance policy on Mr. Labonte's life, payable to his heirs. Rock of Ages Canada, Inc. paid $11,317 ($12,787 CDN) into the supplemental retirement plan for Mr. Labonte for 2009. For the purposes of this table, to calculate the amounts paid in 2009 for Mr. Labonte's retirement arrangements, we used a currency conversion rate of $.885 USD to $1.00 CDN, which represents the average of the exchange rates as of each month during fiscal 2009, as published in the Wall Street Journal. See "Narrative to Summary Compensation Table" and "PENSION AND POST-RETIREMENT BENEFITS - Canadian Retirement Plans" at page 14 of this proxy statement.

(5)       Includes $19,740 ($21,000 CDN) paid by the Company to Mr. Labonte's self-directed retirement account under the Retirement Plan for Salaried Employees of Rock of Ages Canada, Inc. and $837 ($890 CDN) paid for a life insurance policy on Mr. Labonte's life, payable to his heirs. Rock of Ages Canada paid $12,960 ($13,787 CDN) into the supplemental retirement plan for Mr. Labonte for 2008. For the purposes of this table, to calculate the amounts paid in 2008 for Mr. Labonte's retirement arrangements, we used a currency conversion rate of $.94 USD to $1.00 CDN, which represents the average of the exchange rates as of each month during fiscal 2008, as published in the Wall Street Journal. See "Narrative to Summary Compensation Table" and "PENSION AND POST-RETIREMENT BENEFITS - Canadian Retirement Plans" at page 14 of this proxy statement.

(6)       For 2009 and 2008, respectively, amount represents Company match on 401(k) deferrals.

(7)       Discretionary bonus paid in 2009 for 2008 performance.

Narrative to Summary Compensation Table

                The Compensation Committee of the Board of Directors (the "Compensation Committee") is primarily responsible for reviewing, approving, and overseeing the Company's compensation plans and practices, and works with management to establish the Company's executive compensation programs.  Our executive compensation program consists of four key components:  base salary, annual bonus awards, equity based incentives in the form of stock options, and retirement benefits.

Base Salary

                The Compensation Committee annually reviews the Chief Executive Officer's ("CEO") salary and the CEO's recommendations with regard to the base salaries of our other executive officers. The Compensation Committee did not increase the rate of base salaries for our executive officers in 2009 and again decided that it would not increase base salaries for executive officers in 2010 except for the Chief Financial Officer who received a $10,000 increase.

Non-Equity Incentive Plans and Cash Bonuses

                Our executive officers, including the Named Executive Officers, participated in the 2009 Annual Incentive Plan, which was adopted by the Compensation Committee and set forth corporate and divisional performance measures for each participating employee, as well as target award values.  Performance under the Incentive Plan is measured by the achievement of certain levels of earnings before interest and taxes ("EBIT"), net of incentive payments, cash flow from operations and return on assets. The following named executive officer's incentive targets are set at the corporate level only. The target award values for 2009 for the named executive officers under the Incentive Plan as a percentage of base salary are set forth below:

	Target Award Values (% of Base Salary)
	Threshold	Target	Maximum

Donald M. Labonte, President and CEO	10%	15%	25%

Paul H. Hutchins, Vice President of Administration	10%	15%	25%

Laura A. Plude, CFO and Vice President of Finance	10%	15%	25%

The Compensation Committee may also pay discretionary bonuses to officers if, in the Compensation Committee's sole discretion, a participant has achieved corporate, divisional or personal goals worthy of reward.  The Compensation Committee did not award discretionary bonuses for 2009 performance to the Named Executive Officers.

Stock Options

                Our 2005 Stock Plan was established to provide certain employees with an opportunity to share, along with our shareholders, in our long-term performance.  Historically, we have granted stock options which vest based upon continued employment, typically over a three to five year period. All options are granted with maximum terms that expire ten years after the date of grant (or upon earlier termination of the option holder's employment).  Typically, we have granted options to executive officers when they are first appointed.  In 2009, the Compensation Committee determined it would be appropriate to grant options to certain individuals, including the Named Executive Officers.    The specifics of option holdings among our Named Executive Officers are shown at page 14 of this proxy statement under the caption "OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END."

Retirement Benefits

We maintain a defined benefit plan (the "DB Plan") for non-union employees who were vested in the DB Plan on March 31, 2009.   Due to the recent significant worldwide decline in equity prices and the value of other financial investments, the fair value of the assets held by the DB Plan decreased by $5.4 million in 2008.  As a result, the plan was significantly under-funded, and we decided to terminate participation in the DB Plan and the future accrual of benefits.  As an alternative to the DB Plan, we increased the Company match for our 401K plan to 4%.  We have entered into salary continuation agreements (the "SC Agreements") with certain individuals who are not Named Executive Officers.  We also have a deferred salary plan (the "DS Plan") for certain management and highly compensated employees.  At the present time, there are no current employees participating in the DS Plan.  Our CEO, who is a Canadian citizen, is not eligible to participate in these plans.  Accordingly, we provide retirement benefits to our CEO and our Canadian employees through separate retirement plans sponsored by Rock of Ages Canada, Inc., our Canadian subsidiary.  The specifics of our retirement programs are shown at page 15 of this proxy statement under the caption "PENSION AND POST-RETIREMENT BENEFITS."

Employment Agreements

                The CEO is the only Named Executive Officer that currently has an employment agreement with the Company.  This agreement generally provides for the payment of base salary, severance, and change in control payments. The employment arrangements with the Named Executive Officers are described in greater detail at page 17 of this proxy statement under the caption "EMPLOYMENT AGREEMENTS."

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                The following table sets forth information concerning options to purchase Class A Common Stock held by the Named Executive Officers at December 31, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Donald Labonte	15,000	-	-	$5.98	2/8/2012	-	-	-	-
	17,000	68,000	-	$2.63	8/7/2018	-	-	-	-
Paul H. Hutchins	15,000	-	-	$5.98	2/8/2012	-	-	-	-
	1,000	4,000	-	$2.63	8/7/2018	-	-	-	-
	-	5,000	-	$2.63	2/19/2019	-	-	-	-
Laura A. Plude	10,000	15,000	-	$5.93	8/14/2017	-	-	-	-
	-	10,000	-	$2.63	2/19/2019	-	-	-	-

Each of the options shown above vest over five years in equal 20% increments, and expire ten years after the date of the grant.

OPTION EXERCISES AND STOCK VESTED

                During 2009 none of the Named Executive Officers exercised any stock options or became vested in any restricted stock.

PENSION AND POST-RETIREMENT BENEFITS

Defined Benefit Pension Plan

                We maintain a qualified defined benefit pension plan (the "DB Plan") for non-union employees of Rock of Ages Corporation. The DB Plan is noncontributory and provides benefits based upon a formula calculated by reference to length of service and final average earnings. The DB Plan provides an annual life annuity at age 65 equal to 1.8% per year of a participant's highest consecutive five year average compensation (excluding bonus) during the last ten years of employment" ("Final Average Compensation"), plus 0.4% per year of a participant's Final Average Compensation in excess of social security covered compensation times the years of service, up to a maximum of 30 years.  Participants who have attained the age of 55 and who have at least 10 years of service may elect to receive early retirement benefits under the DB Plan.  In the case of early retirement, the amount of the monthly pension benefit will be equal to the monthly accrued pension benefit, determined as of the early retirement date, reduced actuarially for each month that the early retirement date precedes the normal retirement date. As of March 31, 2009 the DB Plan was amended by freezing membership and future benefits in the plan. The total annual retirement benefits payable upon normal retirement under the DB Plan for the Named Executive Officers will not change in the future except to be reduced for early retirements.

The Vice President of Administration and the CFO are the only named executive officers participating in the DB Plan. The VP of Administration has 28 years of service and the CFO has 10 years of service and their annual retirement benefits will be $66,500 and $14,600, respectively.  The current CEO, a Canadian citizen, is not eligible to participate in the DB Plan.

Salary Continuation Agreements

                In addition to the DB Plan, we have salary continuation agreements ("SC Agreements") which provide for supplemental pension benefits to certain former officers of the Company.  No Named Executive Officers are covered by an SC Agreement.

Deferred Salary Plan

                We established the Rock of Ages Key Employees Deferred Salary Plan (the "DS Plan") for certain management and highly compensated employees.  Participation in the DS Plan is limited to those employees designated by the Board of Directors in its sole discretion, and who satisfy the following criteria:  (1) the employee has attained the age of 55; (2) the employee is an executive officer; (3) the employee has completed a minimum of ten years of continuous service with the Company; and (4) the employee's annual base salary, fringe benefits and other non-cash compensation exceeds $200,000 (subject to adjustment each year to reflect the average percentage change in the base salaries of all officers of the Company).  No executive officers currently participate in the DS Plan.

Participants may make an irrevocable election to defer up to $100,000 annually under the DS Plan. Any amounts deferred are reflected in deferred salary accounts created by the Company.  Interest at the rate of 12% per annum is credited on a monthly basis to each Participant's deferred salary account. The aggregate account balances remain part of the general unrestricted assets of the Company. Participants do not have any right or claim to any specific assets of the Company, but only a claim against the Company as a general, unsecured creditor to the extent of the undistributed portion of their deferred salary account. Benefits under the DS Plan are paid upon the retirement, death or disability of the participant or other termination of participation, subject to certain procedures relating to distribution. Each year prior to making a deferral, participants must elect the method of distribution that will apply to that deferral upon retirement under the DS Plan.  Participants have three distribution options:  (i) Interest only on the undistributed account balance at 12% per annum, payable monthly, quarterly or annually for the life of the participant or his/her spouse, with distribution of the remaining account balance payable upon the death of the participant or his/her spouse, whichever is later; (ii) as provided in (i) above, but subject to a term certain of not less than 10 nor more than 20 years with respect to the payment of interest only; or (iii) level payment amortization of the participant's account balance as of the commencement of payments, plus interest on the undistributed account balance at 12% per annum, over any of the time periods available under (i) or (ii) above.

Canadian Retirement Plans

                Our Canadian subsidiary, Rock of Ages Canada, Inc. ("ROA Canada"), has a retirement plan for our Canadian employees, the Retirement Plan for Salaried Employees of Rock of Ages Canada, Inc. (the "Basic Canadian Retirement Plan") which is registered with the Province of Quebec and the Government of Canada. All salaried, non-union employees of ROA Canada are participants in the Basic Canadian Retirement Plan, including our President and CEO, Mr. Labonte. Pursuant to the Basic Canadian Retirement Plan, ROA Canada contributes 8% of a participant's monthly compensation each month to each participant's account. The investments in the account are self-directed by each participant with a range of investment options. ROA Canada may, in its discretion, make an additional contribution to a participant's account, up to a maximum aggregate amount of 13% of a participant's salary per year (including amounts previously contributed during the year). For 2009, Canadian law allowed a maximum contribution per individual to the Basic Canadian Retirement Plan of $22,000 CDN.

                In 2009, we contributed $19,470 (the full $22,000 CDN allowable under Canadian law) and in 2008, we contributed $19,740 (the full $21,000 CDN allowable under Canadian law) to Mr. Labonte's self-directed retirement account under the Basic Canadian Retirement Account.  Effective in 2007 ROA Canada established a supplemental retirement plan for Mr. Labonte ("Canadian Supplemental Plan"). The Canadian Supplemental Plan is funded as a retirement compensation arrangement as defined in Article 248 of the Canadian Income Tax Act. The only participant in the Canadian Supplemental Retirement Plan is Mr. Labonte. Each year, ROA Canada may make a contribution to the Canadian Supplemental Plan equal to 13% of Mr. Labonte's base salary, less any amounts paid to the Basic Canadian Retirement Plan for Mr. Labonte.  We made contributions to the Canadian Supplemental Plan equal to $11,317 ($12,787 CDN) and $12,960 USD ($13,787 CDN) in 2009 and 2008, respectively. We may make additional contributions to the Canadian Supplemental Retirement Plan at our discretion. Normal retirement age under the Canadian Supplemental Plan is 65 years however the participant may elect early retirement at age 55, or may elect to postpone normal retirement to not later than age 71. Upon early, normal or postponed retirement, Mr. Labonte is entitled to a lump sum equal to the value of the contributions made to the Canadian Supplemental Plan, plus accrued earnings of the Plan, or he may elect to be paid in installments over 5 years from the retirement date.

Post Employment Health Care Policy

                It is our policy to provide post-employment health care coverage to our executive officers and their spouses who retire at age 55 or older. The form and type of benefits to be provided is the coverage that is in effect for active employees from time to time, and the retiree pays his or her portion of the premium for such coverage, as the same may be set from time to time. We reserve the right, in our sole discretion, to change or amend such coverage, the retiree's share of the premium and/or such other terms of the coverage as we deem necessary or advisable, or to cease providing such coverage altogether.  Coverage is provided to  executive officers who retire at age 55 or older and to their spouses until they reach age 65, provided, however, that health care coverage for a spouse terminates when the executive officer reaches (or would have reached) age 68, regardless of whether the spouse has reached age 65.

EMPLOYMENT AGREEMENTS

Labonte Employment Agreement

                The Company has an employment agreement with the CEO, Mr. Labonte (the "Labonte Employment Agreement"), for retention of his services as President and Chief Executive Officer of the Company. The term of the Labonte Employment Agreement commenced on July 1, 2008, the date he began his duties as Chief Executive Officer, and continues until the fifth anniversary thereof unless extended or terminated. The Labonte Employment Agreement provides for continued payment of salary and benefits for an additional twelve months if Mr. Labonte's employment is terminated by the Company without Cause (as defined in the Labonte Employment Agreement). If Mr. Labonte's employment is terminated by the Company within twelve months after a Change in Control (as defined in the Labonte Employment Agreement) then the Company will pay Mr. Labonte a lump sum in cash within 15 days after the date of termination equal to one times the then current Annual Base Salary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AND DIRECTOR INDEPENDENCE

Transactions with Related Persons, Promoters and Certain Control Persons

Transactions With Related Persons

                In connection with and prior to its initial public offering in 1997, the Company effected a reorganization whereby, among other things, the Company's then parent corporation, Swenson Granite Company, Inc. ("Swenson Granite"), was merged with and into the Company, with the Company as the surviving corporation, and, immediately prior to such merger, Swenson Granite distributed its curb and landscaping business to its shareholders through a pro rata distribution of all of the member interests in a newly formed limited liability company named Swenson Granite Company LLC. Kurt M. Swenson, the Company's Chairman and Chief Executive Officer, and his brother Kevin C. Swenson, each own approximately 31% of Swenson LLC. Certain other officers and directors of the Company collectively own approximately 9% of Swenson LLC. Kurt M. Swenson serves as a non-officer Chairman of the Board of Swenson LLC, but has no involvement with its day-to-day operations. Robert Pope, a holder of more than 5% of the Class B Common Stock, is Swenson LLC's President and Chief Executive Officer, and including shares owned by his wife and children, owns 12% of Swenson LLC. Neither Kurt M. Swenson nor any other officer or director of the Company, receives salary, bonus, expenses or other compensation from Swenson LLC, except for any pro rata share of earnings attributable to their ownership interest in Swenson LLC.

                Swenson LLC owns two granite quarries: one in Concord, New Hampshire and another in Woodbury, Vermont. Both have been owned by Swenson LLC (or its predecessor Swenson Granite) for more than 40 years. Because of the proximity of the Woodbury quarry to Barre, Vermont, the Company provides, and may continue to provide, certain maintenance services and parts to the Woodbury quarry and is reimbursed for the cost of such services. During 2009, the Company received approximately $6,100 for such maintenance services and parts. Both the Company and Swenson LLC have the right to terminate these services at any time. The Company also purchases Concord blocks and other products from Swenson LLC at market prices. The Company's purchases of granite and other products provided by Swenson LLC in 2009 were approximately $73,000. Swenson LLC also purchases granite blocks and slabs and miscellaneous services from the Company. Such purchases amounted to approximately $53,000 in 2009. The Company believes these arrangements with Swenson LLC are not material and that they are on terms as favorable, or more favorable, to the Company than would be available from an unrelated party for comparable granite products. Both of Swenson LLC's quarries produce gray granite primarily for curb and landscape use. Although Rock of Ages' gray granite from its Barre and Stanstead quarries is used primarily for memorial use, it may be in competition with Swenson LLC in some markets, including the supply of its gray granites for other than memorial use. Swenson LLC has supplied its Woodbury granite to manufacturers of government grave markers made for the Veterans' Administration for many years and Rock of Ages has not been in the business of selling or manufacturing its gray granites for use in Veterans markers.

                On January 17, 2008, we entered into a definitive stock purchase agreement with PKDM Holdings, Inc., a corporation owned by Richard M. Urbach, the President and Chief Operating Officer of our retail operations, and James Barnes, the financial manager of our retail operations. Pursuant to the stock purchase agreement, we sold all of our retail operations to PKDM for a purchase price of $8 million, paid in cash at the closing, which was completed on January 17, 2008. We classified our retail operations as a discontinued operation as of December 31, 2007, and recorded a write down in the carrying value of the retail division of approximately $5.9 million as of that date.

                The determination to sell the retail operations in 2008 was reached after our Board engaged in a lengthy process of fully exploring strategic alternatives with the assistance of Covington Associates, LLC, a Boston-based investment banking firm selected by a special committee of non-employee directors and retained by the Company in 2006.  The sale to PKDM was recommended to the Board by this special committee following the solicitation of bids from interested parties, and Covington Associates delivered a favorable opinion to the Board with respect to the fairness to the Company, from a financial point of view, of the consideration to be received by the Company in the transaction.

In connection with the sale of our retail division to PKDM Holdings, Inc. in 2008, a corporation owned by Richard M. Urbach, the former President and Chief Operating Officer of the retail division, and James Barnes, the financial manager of the retail division, we entered into a five year supply agreement with PKDM and its operating subsidiary, North American Heritage Services, Inc. ("NAHS"), naming it as an authorized Rock of Ages retailer in the existing retail territories formerly serviced by its owned retail stores, and PKDM agreed to minimum annual memorial purchases from the Company of $3.5 million during each year of the five year term, excluding private mausoleums. PKDM's minimum purchase obligation under the Supply Agreement is subject to reduction if PKDM permanently closes or sells stores that were operated by them on the date of the original Supply Agreement. Pursuant to the Supply Agreement, the amount of such reduction is equal to the three year average annual purchases of closed or sold stores. Due to the closure or sale of a number of locations by PKDM during 2008, effective January 16, 2009 the parties agreed to revise the minimum purchase requirements to $1,780,000 for the year of the agreement ending on January 17, 2009 and to $1,210,000 for each of the remaining years of the initial term and any renewal term.

                As previously disclosed, on May 6, 2010, the Company's Board of Directors received an unsolicited proposal from Swenson LLC to purchase all outstanding shares of common stock, including shares underlying vested options, of the Company for a purchase price of $4.38 per share in cash. The acquisition proposed by Swenson LLC is conditioned on lender due diligence, negotiation of a definitive structure and terms to be set forth in a definitive acquisition agreement with the Company, and Swenson LLC obtaining financing for the transaction in an amount sufficient to fund the purchase price and the ongoing operations of the two companies.

                The Board of Directors has formed a special committee of independent directors (the "Special Committee") which has retained financial advisors and legal counsel, and has been empowered to evaluate the proposal from Swenson LLC, explore options and determine how to proceed in the best interests of the Company's shareholders.

Review, Approval or Ratification of Transactions with Related Persons

Upon the recommendation of the Audit Committee, in March 2007 the Company's Board of Directors adopted a written policy under which related person transactions must be pre-approved by the Audit Committee.  Under the policy, generally a related person transaction is any transaction, arrangement or relationship involving an amount exceeding $75,000 between the Company and any executive officer, director or 5% shareholder (and their family members), or any entity in which any such person is an executive officer, director, general partner, managing member or person in a similar position, has a 5% or greater ownership interest, or of which such person is an employee who will receive a direct economic benefit from the transaction.  Prior to the Company entering into a related person transaction, the Company's management must submit the proposed transaction to the Audit Committee for consideration at a meeting. The Audit Committee considers all of the relevant facts and circumstances available to it, including (if applicable) but not limited to:  the benefits to the Company; the impact on a director's independence in the event the person in question is a director, an immediate family member of a director, or an entity in which a director is an equity holder or of which a director is an executive officer, general partner, managing partner or a person in a similar position; the availability of other sources for comparable products or services; the terms of the proposed transaction; and the terms available to unrelated third parties or to employees generally. No member of the Audit Committee may participate in any review, consideration or approval of any related person transaction with respect to which such member of any of his or her immediate family members is the related person. The Audit Committee will approve only those related person transactions that are in, or not inconsistent with, the best interests of the Company and its shareholders. Approval by a majority of the members of the Audit Committee (or by the Chairman of the Audit Committee in the circumstances described below) will be sufficient to approve a related person transaction.

As described above, the written policy provides that proposed related person transactions would normally be considered by the Audit Committee at a meeting.  However, the policy includes procedures to address situations when approvals need to be sought between scheduled Audit Committee meetings. The policy provides that in those instances in which the Company's general counsel, in consultation with the Company's Chief Executive Officer and the Chairman of the Audit Committee, determines that it is not practical or desirable for the Company to delay seeking approval of a related person transaction until the next scheduled Audit Committee, or until a special meeting of the Audit Committee can be convened, the management shall submit the proposed related person transaction to the Chairman of the Audit Committee, who will have delegated authority to consider and act on behalf of the Committee with respect to the proposed related person transaction.  In that event, the Chairman of the Audit Committee will consider all of the relevant facts and circumstances available to the Chairman, including (if applicable) but not limited to those described above which would be considered by the Audit Committee at a meeting at which the proposed related person transaction was being considered.  If a related person transaction is approved in this manner by the Chairman of the Audit Committee, such approval will be reported to the Audit Committee at its next meeting.

EQUITY COMPENSATION PLAN INFORMATION

                The following table sets forth information regarding the Company's equity compensation plan as of December 31, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	314,000	$4.08	330,833

Equity compensation plans not approved by security holders	None	None	None

Total	314,000	$4.08	330,833

(1) On June 22, 2005 at our Annual Meeting of Stockholders, the stockholders approved the Rock of Ages Corporation 2005 Stock Plan (the "2005 Plan"). The 2005 Plan permits awards of stock options (including both incentive stock options and nonqualified stock options) and restricted stock. A maximum of 550,000 shares of Class A Common Stock may be issued under the 2005 Plan. The 2005 Plan is administered by the Compensation Committee, which has the authority to determine the recipients of awards under the 2005 Plan and, subject to the 2005 Plan, the terms and condition of such awards. The 2005 Plan replaces the Rock of Ages Corporation 1994 Stock Plan (the "1994 Plan") which expired in November 2004. Although grants made under the 1994 Plan prior to its expiration remain outstanding, no further grants may be made under the Plan.

AUDIT COMMITTEE REPORT

                The Audit Committee has the responsibility and authority described in the charter of the Audit Committee, which has been approved and adopted by the Board. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company's independent registered public accounting firm performing the external audit of the Company.  Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations.

                In fulfilling its oversight responsibilities, the Audit Committee met and held discussions with management and the Company's independent registered public accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company's independent registered public accounting firm.  The Audit Committee discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees), and as otherwise modified or supplemented, including the quality and acceptability of the Company's accounting principles as applied in its financial reporting and the reasonableness of significant judgments.

                The Company's independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and the Audit Committee discussed with the independent registered public accounting firm the firm's independence.  The Audit Committee also considered whether non-audit services provided by the Company's independent registered public accounting firm during the last fiscal year and described on page 21 of this proxy statement were compatible with maintaining the firm's independence.

Based upon the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission on March 31, 2010, and the Board of Directors approved such inclusion. The Audit Committee also appointed Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2010, and the Board of Directors ratified such appointment.

                                                                                                AUDIT COMMITTEE

                                                                                                James L. Fox (Chairman)

                                                                                                Richard C. Kimball

                                                                                                Frederick E. Webster, Jr.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

General

                The Audit Committee has appointed Grant Thornton LLP ("Grant Thornton") as the Company's independent registered public accounting firm for fiscal year 2010. The Board of Directors has directed that this appointment be submitted to the shareholders for ratification at the annual meeting.  Grant Thornton has audited the Company's financial statements since September 2005. Representatives of Grant Thornton are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

                Shareholder ratification of the appointment of Grant Thornton as the Company's independent registered public accounting firm for fiscal year 2010 is not required by our By-Laws, or otherwise, but is being pursued as a matter of good corporate practice. In the event the Company's shareholders fail to ratify the appointment, the Audit Committee will reconsider the retention of that firm. Even if the appointment is ratified, the Audit Committee, in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. The affirmative vote of the holders of Common Stock representing a majority of the voting power of the shares of Common Stock present or represented by proxy at the annual meeting will be required to ratify the appointment of Grant Thornton as the Company's independent registered public accounting firm for the fiscal year 2010.

                The following table shows the fees paid by Rock of Ages for the audit and other services provided by Grant Thornton LLP and its affiliates for fiscal 2009 and 2008. The Audit Committee considered all of these services rendered by Grant Thornton LLP and its affiliates to be compatible with the maintenance of Grant Thornton LLP's and its affiliates' independence.

                The Audit Committee did not utilize the de minimis exception to the pre-approval requirements to approve any services provided by Grant Thornton LLP and its affiliates during fiscal 2009.

	2009	2008
Audit Fees (1)	$291,643	$410,950
Tax Fees (2)	78,260	81,830
All Other Fees	-	-
Total	$369,903	$492,780

                The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by Rock of Ages' independent auditors, provided the Chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting and the Audit Committee ratifies the approval of such non-audit services by the Chair.

(1)   Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings, including out of pocket expenses.

(2)   For 2008, tax fees included $9,000 for tax consultations related to the filing of the IRS Form 338(h)(10) election which was an election to treat the stock sale of the retail division as an asset sale for tax purposes.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2010.  UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE PERSONS NAMED THEREIN WILL VOTE "FOR" SUCH RATIFICATION.

OTHER MATTERS

                The Board of Directors does not know of any other matters to come before the annual meeting other than those described above.  However, if any such other matters shall properly come before the annual meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy card(s) to exercise such proxies and thus vote the shares represented thereby in accordance with their best judgment to the extent permitted by the applicable rules of the Securities and Exchange Commission.  Discretionary authority for them to do so is contained in the enclosed proxy card(s).

SHAREHOLDER PROPOSALS

                Under the rules and regulations of the Securities and Exchange Commission, proposals of shareholders intended to be presented in the Company's proxy statement and forms of proxy for the Company's 2011 Annual Meeting of Shareholders must be received by the Company at its principal executive offices no later than March 12, 2011 and must otherwise satisfy the conditions established by the Securities and Exchange Commission to be considered for inclusion in the Company's proxy statement and proxy cards for that meeting.

                Under our By-Laws, proposals of shareholders intended to be submitted for a formal vote (other than proposals to be included in the Company's proxy statement and forms of proxy) at the Company's 2011 Annual Meeting of Shareholders may be made only by a shareholder of record who has given notice of the proposal to the Secretary of the Company which is received at the Company's principal executive offices no earlier than April 14, 2011 and not later than May 19, 2011.  The notice must contain certain information as specified in our By-Laws.  Any such proposal received after May 19, 2011 will not be considered "timely" under the federal proxy rules for purposes of determining whether the proxies designated by the Company for such meeting may use discretionary authority to vote on such proposal.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

                Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be Held on August 12, 2010.

                The Proxy Statement and Annual Report to Shareholders are available at www.rockofages.com.

ANNUAL REPORT AND FORM 10-K

                The Company is sending, prior to or concurrently with this proxy statement, to all of its shareholders of record as of June 4, 2010, a copy of its Annual Report to Shareholders for the fiscal year ended December 31, 2009.  The 2009 Annual Report includes the Company's audited consolidated financial statements for the fiscal year ended December 31, 2009.

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (excluding exhibits) as filed with the Securities and Exchange Commission is available without charge upon written request by any shareholder to Rock of Ages Corporation, 560 Graniteville Road, Graniteville, Vermont 05654, Attention:  Investor Relations.

By Order of the Board of Directors

Richard C. Kimball

Secretary

Graniteville, Vermont

July 9, 2010

APPENDIX A

ROCK OF AGES CORPORATION

Amended and Restated

Audit Committee Charter

Adopted as of June 30, 2010

Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities.  The Audit Committee's primary duties and responsibilities are to:

•   Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•   Monitor the independence and performance of the Company's independent auditors.

•   Review and oversee the Company's policies and procedures with respect to risk assessment and risk management.

•   Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization.  The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

Audit Committee Composition and Meetings

The Audit Committee shall be comprised of three members, who shall be appointed annually by the Board, at the recommendation of the Nominating and Corporate Governance Committee.  Each member shall satisfy the independence and qualification requirements of the Nasdaq Stock Market ("NASDAQ") and the Securities and Exchange Commission ("SEC").  Any vacancy on the Committee shall be filled by a majority vote of the Board, at the recommendation of the Corporate Governance and Nominating Committee.  No member of the Committee shall be removed except by a majority vote of the Board, at the recommendation of the Corporate Governance and Nominating Committee.

The members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate.  The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting.  The Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed.  In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

Audit Committee Responsibilities and Duties

In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best address, react, or respond to changing circumstances or conditions.  The following duties and responsibilities are within the authority of the Committee, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, NASDAQ, or any other applicable regulatory authority.

Review Procedures

1.      Review and reassess the adequacy of this Charter at least annually.  Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.      Review the Company's annual audited financial statements prior to filing or distribution.  Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3.      In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and internal controls.  Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses including the status of previous recommendations.  Review and discuss the Company's disclosure controls and procedures, and the quarterly assessments of such controls and procedures by the Chief Executive Officer and the Chief Financial Officer.  Review any instances of fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

4.      Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and the Company's quarterly financial statements prior to filing or distribution.  Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9).  The review of quarterly results may be accomplished through a conference call.

Independent Auditors

5.      The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors.  The Audit Committee shall review the independence and performance of the independent auditors, including the lead partner, and annually appoint the independent auditors or approve any discharge of auditors when circumstances warrant.

6.      Approve in advance all audit and tax engagement fees and the terms of all audit and tax services to be provided by the independent auditors.

7.      Establish policies and procedures for the engagement of the independent auditors to provide permissible non-audit services, which shall include pre-approval of any permissible non-audit services to be provided by the independent auditors.

8.      On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

9.      Review the independent auditors audit plan engagement letter - discuss scope, staffing, locations, reliance upon management and internal auditor, and general audit approach.

10.    Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors.  Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

11.    Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Legal Compliance

12.    On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

13.    Annually prepare a report to shareholders as required by the Securities and Exchange Commission.  The report should be included in the Company's annual proxy statement.

14.    Establish procedures for handling complaints regarding accounting, internal accounting controls, and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters and the protection of whistleblowers.

15.    Provide oversight of the Company's implementation of its Code of Business Conduct.

16.    Establish and implement policies and procedures for the Committee's review and approval or disapproval of proposed transactions or courses of dealings with respect to which executive officers or directors or members of their immediate families have an interest (including all transactions required to be disclosed by Item 404(a) of Regulation S-K.

 17.    Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

18.    Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit, or for determining whether the Company's financial statements are complete and accurate and are  in accordance with generally accepted accounting principles.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, and (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary.

Nothing contained in this charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under applicable federal or state law.

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CLASS A COMMON STOCK

ROCK OF AGES CORPORATION

Proxy Solicited by the Board of Directors

Annual Meeting of Shareholders - August 12, 2010

The undersigned hereby appoints each of Kurt M. Swenson and Richard C. Kimball as proxies, each with the full power to appoint a substitute, to represent and to vote, as designated on the reverse side, all shares of Class A Common Stock of Rock of Ages Corporation, a Vermont corporation (the "Company"), the undersigned may be entitled to vote, with all the powers undersigned would possess if personally present, at the Annual Meeting of Shareholders to be held on August 12, 2010 and any adjournments or postponements thereof (the "Meeting"). In their discretion, such proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof, the election of an alternative person or persons to serve as a director if for any reason any of the nominees are unable to or will not serve, and other matters incident to the conduct of the Meeting or any adjournments or postponements thereof. This proxy revokes all prior proxies given by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of Kurt M. Swenson and Frederick E. Webster, Jr as Class I directors; Pamela G. Sheiffer and Donald M. Labonte as Class II directors, and Richard C. Kimball and James L. Fox as Class III directors (Proposal No. 1), and FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2010 (Proposal No. 2). Additionally, this proxy will be voted in the discretion of the proxies named above upon such other business as may properly come before the Meeting or any adjournments or postponements thereof, the election of an alternative person or persons to serve as director if for any reason any of the nominees are unable to or will not serve, and other matters incident to the conduct of the Meeting. The undersigned acknowledges receipt of the Company's definitive Proxy Statement in connection with the Meeting, the related Notice of Annual Meeting of Shareholders and the Company's 2009 Annual Report.

■	(continued - to be dated and signed on reverse side)	14475 ■

ANNUAL MEETING OF SHAREHOLDERS OF

ROCK OF AGES CORPORATION

CLASS A COMMON STOCK

AUGUST 12, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.rockofages.com

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the internet    i

■  20630000000000000000  6                                                                                                                                                 081210

The Board of Directors Recommends a vote FOR the election of Kurt M. Swenson and Frederick E. Webster, Jr as Class I directors; Pamela G. Sheiffer and Donald M. Labonte as Class II directors, and Richard C. Kimball and

James L. Fox as Class III directors (Proposal No. 1) and FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2010 (Proposal No. 2).

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.        Election of Directors duly nominated.

❑ FOR ALL NOMINEES                      NOMINEES:

                                             m Kurt M. Swenson       Class I Director

❑ WITHHOLD AUTHORITY           m Frederick E. Webster   Class I Director

     FOR ALL NOMINEES                     m Pamela G. Sheiffer      Class II Director

                                             m Donald M. Labonte    Class II Director

❑ FOR ALL EXCEPT                          m Richard C. Kimball    Class III Director

      (See instructions below)                      m James L. Fox            Class III Director

                                                            Class I director's terms will expire at the 2011 Annual

                                                            Meeting. Class II director's terms will expire at the 2012

                                                            Annual Meeting. Class III director's terms will expire at

                                                            the 2013 Annual Meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:  ●

	2. Proposal to ratify the appointment of Grant Thornton LLP as Company's independent registered public accounting firm for fiscal 2010.	FOR ❑	AGAINST ❑	ABSTAIN ❑

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered names(s) on the account may not be submitted via this method.

❑

Signature of Shareholder	Date:	Signature of Shareholder	Date:
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Note:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

■

■
CLASS B COMMON STOCK

ROCK OF AGES CORPORATION

Proxy Solicited by the Board of Directors

Annual Meeting of Shareholders - August 12, 2010

The undersigned hereby appoints each of Kurt M. Swenson and Richard C. Kimball as proxies, each with the full power to appoint a substitute, to represent and to vote, as designated on the reverse side, all shares of Class B Common Stock of Rock of Ages Corporation, a Vermont corporation (the "Company"), the undersigned may be entitled to vote, with all the powers undersigned would possess if personally present, at the Annual Meeting of Shareholders to be held on August 12, 2010 and any adjournments or postponements thereof (the "Meeting"). In their discretion, such proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof, the election of an alternative person or persons to serve as a director if for any reason any of the nominees are unable to or will not serve, and other matters incident to the conduct of the Meeting or any adjournments or postponements thereof. This proxy revokes all prior proxies given by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of Kurt M. Swenson and Frederick E. Webster, Jr as Class I directors; Pamela G. Sheiffer and Donald M. Labonte as Class II directors, and Richard C. Kimball and James L. Fox as Class III directors (Proposal No. 1), and FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2010 (Proposal No. 2). Additionally, this proxy will be voted in the discretion of the proxies named above upon such other business as may properly come before the Meeting or any adjournments or postponements thereof, the election of an alternative person or persons to serve as director if for any reason any of the nominees are unable to or will not serve, and other matters incident to the conduct of the Meeting. The undersigned acknowledges receipt of the Company's definitive Proxy Statement in connection with the Meeting, the related Notice of Annual Meeting of Shareholders and the Company's 2009 Annual Report.

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ANNUAL MEETING OF SHAREHOLDERS OF

ROCK OF AGES CORPORATION

CLASS B COMMON STOCK

AUGUST 12, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.rockofages.com

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the internet    i

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The Board of Directors Recommends a vote FOR the election of Kurt M. Swenson and Frederick E. Webster, Jr as Class I directors; Pamela G. Sheiffer and Donald M. Labonte as Class II directors, and Richard C. Kimball and

James L. Fox as Class III directors (Proposal No. 1) and FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2010 (Proposal No. 2).

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.        Election of Directors duly nominated.

❑ FOR ALL NOMINEES                      NOMINEES:

                                             m Kurt M. Swenson       Class I Director

❑ WITHHOLD AUTHORITY           m Frederick E. Webster   Class I Director

     FOR ALL NOMINEES                     m Pamela G. Sheiffer      Class II Director

                                             m Donald M. Labonte    Class II Director

❑ FOR ALL EXCEPT                          m Richard C. Kimball    Class III Director

      (See instructions below)                      m James L. Fox            Class III Director

                                                            Class I director's terms will expire at the 2011 Annual

                                                            Meeting. Class II director's terms will expire at the 2012

                                                            Annual Meeting. Class III director's terms will expire at

                                                            the 2013 Annual Meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:  ●

	2. Proposal to ratify the appointment of Grant Thornton LLP as Company's independent registered public accounting firm for fiscal 2010.	FOR ❑	AGAINST ❑	ABSTAIN ❑

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered names(s) on the account may not be submitted via this method.

❑

Signature of Shareholder	Date:	Signature of Shareholder	Date:
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Note:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

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